Exhibit 99.1

Corsair Reports Strong Q2 2025 with Double-Digit Year-Over-Year Growth in Revenue and Gross Profit

MILPITAS, CA, August 7, 2025 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance products for gamers, streamers, content-creators, gaming PC builders and SIM driving enthusiasts, today announced its financial results for the second quarter ended June 30, 2025. Corsair delivered another strong quarter, achieving double-digit growth in revenue and gross profit, expanded margins, and broad-based demand strength across its entire product portfolio. Results exceeded expectations, underscoring the Company’s strengthened leadership position in the gaming and content creator ecosystems.

Q2 2025 Financial Highlights (compared to Q2 2024)

•
Revenue increased 23% to $320 million, above consensus.
•
Gross profit increased 36% to $85.9 million, reflecting improved product mix, favorable channel performance, and increased operational efficiency.
•
Adjusted EBITDA improved to $8.1 million from a loss of $1.2, also above consensus
•
Net Income (loss) per share attributable to common stockholders improved to $(0.16) / $0.01 per diluted share on a GAAP / Non-GAAP basis, compared to $(0.28) / $(0.07), respectively.

First Half 2025 Financial Highlights (compared to First Half 2024)

•
Revenue increased 15% to $690 million.
•
Gross profit increased 26% to $188.2 million, reflecting improved product mix, favorable channel performance, and increased operational efficiency.
•
Adjusted EBITDA improved 83% to $30.8 million.
•
Net Income (loss) per share attributable to common stockholders improved to $(0.26) / $0.13 per diluted share on a GAAP / Non-GAAP basis, compared to $(0.41) / $0.03, respectively.

Definitions of the non-GAAP financial measures used in this press release and reconciliations of such measures to their nearest GAAP equivalents are included below under the heading “Use and Reconciliation of Non-GAAP Financial Measures.”

Business Segment Highlights

Gaming Components & Systems Segment – 30% Year-Over-Year Revenue Growth:

The Gaming Components & Systems segment achieved 30% year-over-year revenue growth, largely driven by the launch of NVIDIA's 5000 series and AMD's 9000 series next-generation GPUs. These high-performance hardware releases, paired with the launch of graphically intensive titles such as Doom: The Dark Ages and Elder Scrolls IV Remastered, featuring advanced ray tracing and 8K support, fueled greater demand among performance-focused PC builders. This convergence of cutting-edge graphics technology and next-gen game experiences served as a catalyst for system upgrades and new builds, reinforcing Corsair’s position at the center of the gaming enthusiast ecosystem.

Corsair’s Memory business achieved strong, double-digit year-over-year revenue growth, that was driven by sustained demand for high-performance DDR5 DRAM in both high-speed and high-capacity configurations. Our strong presence in the gaming enthusiast and system integrator channels continued to reinforce Corsair’s leadership in the premium memory market, making it a top choice for next-gen PC builds and upgrades.

Gamer Peripherals and Creator Segment – 9% Year-Over-Year Revenue Growth:

The Gamer Peripherals and Creator segment delivered 9% year-over-year revenue growth, supported by successful new product launches and ongoing investment in channel expansion. According to third-party analysts, Corsair gained market share in both keyboard and headset categories, which we believe was evidence of positive customer response to the latest product releases.

Corsair began the global rollout of its Fanatec-branded racing products through expanded channel partners late in Q2. Early sell-through and engagement metrics point to strong initial market adoption, signaling Corsair’s successful entry into the rapidly growing sim racing category. This momentum is further amplified by the global surge in Formula 1 popularity, which continues to drive mainstream interest in highly realistic racing experiences.

Elgato continued to lead the streaming and content creation market in Q2, supported by sustained demand for its award-winning Stream Deck and video capture solutions. The launch of the Nintendo Switch 2 has been a strong catalyst for increased gaming-related content creation, driving increased adoption of Elgato products across both professional and aspiring creators. With a significant market share in the streaming hardware category and a marketplace platform with thousands of useful products, Elgato is uniquely positioned to benefit from the accelerating global expansion of the creator economy.

Management Commentary:

Thi La, Chief Executive Officer of Corsair, commented, “Q2 2025 marked another solid quarter, with strong growth led by disciplined execution across product development, business operations, and go-to-market strategy. I am proud to see our team continue to deliver innovative, impactful experiences for our customers, while managing through macroeconomic challenges. This underscores Corsair’s resilience, focus and commitment to driving long-term growth.”

“Looking ahead, we are prioritizing three key strategic growth levers: accelerating the delivery of innovative products for our community of enthusiasts and content creators, expanding operational efficiency from recent acquisitions to help drive margin expansion, and scaling up our presence across underserved channels. I’m especially encouraged by the momentum we’re seeing in Asia this quarter, where our targeted investments are already delivering measurable returns and reinforcing the region’s long-term growth potential.”

“Our product showcase at Computex 2025 was one of Corsair’s most exciting launches. Among multiple awards received, we introduced our groundbreaking Virtual Stream Deck technology, which is integrated into the Corsair Scimitar Elite MMO gaming mouse and Xeneon Edge companion display. This innovation allows users to project a fully interactive Stream Deck interface directly onto a monitor, unlocking unparalleled shortcut customization and real-time control for both gamers and content creators. On the systems side, we recently unveiled our ORIGIN PC AI Workstation 300, a compact, 4.4L AI-ready system powered by the AMD Ryzen™ AI Max 300 Series. This product is designed for quiet efficiency, supports local LLMs, creative workloads, and AI development straight out of the box, offering professionals, creators, and developers a compelling new productivity solution. Importantly, these exciting new products are just the beginning; we expect future product launches will unlock even greater synergy across the entire Corsair ecosystem.”

“As global tariff policies continue to evolve, our focus remains on being agile. We’ve proven our ability to adapt and minimize disruption through supply chain optimization and diversified sourcing. That said, depending on how the semiconductor tariffs plays out, we may need to adjust pricing accordingly to preserve margin integrity. Our priority is to minimize customer impact, while continuing to deliver high-performance, industry-leading products.”

Michael G. Potter, Chief Financial Officer of Corsair, added, “We delivered double-digit revenue growth and EBITDA expansion, despite external headwinds, which included a $1.4 million bad debt expense. We believe that we have mitigated or will shortly mitigate the new country specific tariffs and the net impact in Q2 was small. As a result, we do not expect a large net impact for the rest of the year for the known and announced tariffs. Finally, we made an additional $24 million term loan repayment in Q2 and proactively refinanced our existing revolving and term loan credit facility ahead of schedule on very favorable terms and conditions in support of Corsair’s growth plan.”

Updated Full-Year 2025 Outlook

Corsair is reaffirming the net revenue outlook issued on February 12, 2025 for net revenue to be in the range of $1.4 billion to $1.6 billion for the full year 2025.

The Company intends to provide an updated adjusted operating income and adjusted EBITDA outlook later this year if macro factors including developments in global trade policy, such as the implementation of additional potential country-specific and sectoral tariffs, afford us greater visibility on our operating results.

The Company’s full-year 2025 outlook only reflects the impact or anticipated impact from tariffs announced to this date. The information provided above is based on Corsair’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Corsair’s actual results to differ materially from these forward-looking statements.

Conference Call and Webcast Information

Corsair will host a conference call to discuss the second quarter 2025 financial results today at 2:00 p.m. Pacific Time. The conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-877-407-0784 (USA) or 1-201-689-8560 (International) with conference ID 13754973. A replay will be available approximately 3 hours after the live call ends on Corsair’s Investor Relations website, or through August 14, 2025 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 13754973.

About Corsair Gaming

Corsair (Nasdaq: CRSR) is a leading global developer and manufacturer of high-performance products and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment and smart ambient lighting, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best. Corsair also sells products under its Fanatec brand, the leading end-to-end premium Sim Racing product line; Elgato brand, which provides premium studio equipment and accessories for content creators; SCUF Gaming brand, which builds custom-designed controllers for competitive gamers; Drop, the leading community-driven mechanical keyboard brand; and ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs.

Forward-Looking Statements

This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s financial outlook for the full year 2025, including whether it will announce additional guidance later this year; the market position and growth of the Company’s various products; future product launches unlocking greater synergy across the Company’s ecosystem; realizing the Company’s three key strategic growth levers as well as any impact they may have on the Company’s business or results of operations; and realizing regional or other growth potential. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s limited operating history, which makes it difficult to forecast the Company’s future results of operations; current macroeconomic conditions, including the impacts of high inflation and risk of recession, on demand for our products, consumer confidence and financial markets generally; changes in trade regulations, policies, and agreements and the imposition of tariffs that affect our products or operations, including potential new tariffs that may be imposed on U.S. imports and our ability to mitigate; the Company’s ability to build and maintain the strength of the Company’s brand among gaming and streaming enthusiasts and ability to continuously develop and successfully market new products and improvements to existing products; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the loss or inability to attract and retain key management; the impacts from geopolitical events and unrest; delays or disruptions at the Company or third-parties’ manufacturing and distribution facilities; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”) and our subsequent filings with the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended June 30, 2025 are also not necessarily indicative of our operating results for any future periods.

Use and Reconciliation of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents certain non-GAAP financial information, including adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per diluted share and adjusted EBITDA. These are important financial performance measures for us, but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial measures because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to net revenue, operating income (loss), net income (loss), cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the attached schedules.

We calculate these non-GAAP financial measures as follows:

•
Adjusted operating income (loss), non-GAAP, is determined by adding back to GAAP operating income (loss), the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, and acquisition accounting impact related to recognizing acquired inventory at fair value.
•
Adjusted net income (loss), non-GAAP, excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value and the reversal of bargain purchase gain on business acquisition, as well as the related tax effects of each of these adjustments.
•
Adjusted net income (loss) per diluted share, non-GAAP, is determined by dividing adjusted net income (loss), non-GAAP by the respective weighted average shares outstanding, inclusive of the impact of other dilutive securities.
•
Adjusted EBITDA excludes the impact from amortization, stock-based compensation, one-time costs related to legal and other matters, depreciation, interest expense, net, acquisition and related integration costs, restructuring and other charges, acquisition accounting impact related to recognizing acquired inventory at fair value, and the reversal of bargain purchase gain on business acquisition, and tax expense (benefit).

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Investor Relations Contact: David Pasquale ir@corsair.com 914-337-8801	Media Contact: media@corsair.com 510-657-8747

Corsair Gaming, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net revenue	$320,112	$261,300	$689,862	$598,557
Cost of revenue	234,241	198,215	501,629	448,833
Gross profit	85,871	63,085	188,233	149,724
Operating expenses:
Sales, general and administrative	85,280	70,388	172,272	150,605
Product development	17,514	17,411	35,147	34,052
Total operating expenses	102,794	87,799	207,419	184,657
Operating loss	(16,923)	(24,714)	(19,186)	(34,933)
Other (expense) income:
Interest expense	(2,476)	(3,436)	(5,152)	(7,127)
Interest income	580	1,158	1,210	2,723
Other expense, net	(1,856)	(516)	(5,803)	(977)
Total other expense, net	(3,752)	(2,794)	(9,745)	(5,381)
Loss before income taxes	(20,675)	(27,508)	(28,931)	(40,314)
Income tax benefit (expense)	369	4,001	(1,692)	5,778
Net loss	(20,306)	(23,507)	(30,623)	(34,536)
Less: Net income attributable to noncontrolling interest	556	687	698	1,223
Net loss attributable to Corsair Gaming, Inc.	$(20,862)	$(24,194)	$(31,321)	$(35,759)

Calculation of net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Net loss attributable to Corsair Gaming, Inc.	$(20,862)	$(24,194)	$(31,321)	$(35,759)
Change in redemption value of redeemable noncontrolling interest	3,861	(5,385)	4,253	(6,360)
Net loss attributable to common stockholders of Corsair Gaming, Inc.	$(17,001)	$(29,579)	$(27,068)	$(42,119)

Net loss per share attributable to common stockholders of Corsair Gaming, Inc.:
Basic	$(0.16)	$(0.28)	$(0.26)	$(0.41)
Diluted	$(0.16)	$(0.28)	$(0.26)	$(0.41)
Weighted-average common shares outstanding:
Basic	105,864	103,956	105,554	103,760
Diluted	105,864	103,956	105,554	103,760

Corsair Gaming, Inc.

Segment Information

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Net revenue:
Gamer and Creator Peripherals	$102,642	$94,229	$214,615	$201,202
Gaming Components and Systems	217,470	167,071	475,247	397,355
Total Net revenue	$320,112	$261,300	$689,862	$598,557

Gross Profit:
Gamer and Creator Peripherals	$41,089	$35,699	$87,503	$79,342
Gaming Components and Systems	44,782	27,386	100,730	70,382
Total Gross Profit	$85,871	$63,085	$188,233	$149,724

Gross Margin:
Gamer and Creator Peripherals	40.0%	37.9%	40.8%	39.4%
Gaming Components and Systems	20.6%	16.4%	21.2%	17.7%
Total Gross Margin	26.8%	24.1%	27.3%	25.0%

Corsair Gaming, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2025	December 31, 2024

Assets
Current assets:
Cash and restricted cash	$107,201	$109,385
Accounts receivable, net	179,233	218,648
Inventories	295,627	259,979
Prepaid expenses and other current assets	35,182	35,376
Total current assets	617,243	623,388
Restricted cash, noncurrent	248	246
Property and equipment, net	28,811	29,742
Goodwill	359,724	354,222
Intangible assets, net	146,258	164,319
Other assets	69,596	63,912
Total assets	$1,221,880	$1,235,829
Liabilities
Current liabilities:
Debt maturing within one year, net	$6,116	$12,229
Accounts payable	257,663	207,215
Other liabilities and accrued expenses	162,403	176,869
Total current liabilities	426,182	396,313
Long-term debt, net	118,283	161,310
Deferred tax liabilities	7,945	7,379
Other liabilities, noncurrent	54,299	51,375
Total liabilities	606,709	616,377
Temporary equity
Redeemable noncontrolling interest	11,274	15,149
Stockholders' equity
Common stock and additional paid-in capital	688,845	667,627
Accumulated deficit	(85,833)	(58,765)
Accumulated other comprehensive income (loss)	885	(4,559)
Total stockholders' equity	603,897	604,303
Total liabilities, temporary equity and stockholders' equity	$1,221,880	$1,235,829

Corsair Gaming, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Cash flows from operating activities:
Net loss	$(20,306)	$(23,507)	$(30,623)	$(34,536)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	9,335	8,010	18,657	15,701
Depreciation	3,351	3,093	6,724	6,180
Amortization	9,853	9,501	19,635	19,016
Provision for doubtful accounts	1,442	(66)	2,828	(66)
Reversal of bargain purchase gain on business acquisition	—	—	2,581	—
Deferred income taxes	(2,287)	(9,206)	(3,303)	(15,265)
Other	641	689	2,286	1,447
Changes in operating assets and liabilities:
Accounts receivable	37,822	28,891	38,023	75,819
Inventories	(21,501)	(13,769)	(43,738)	(25,870)
Prepaid expenses and other assets	1,771	2,897	4,018	7,334
Accounts payable	15,306	(24,056)	49,559	(72,018)
Other liabilities and accrued expenses	(5,234)	(939)	(17,704)	(22,521)
Net cash provided by (used in) operating activities	30,193	(18,462)	48,943	(44,779)
Cash flows from investing activities:
Purchase of property and equipment	(2,713)	(2,509)	(5,785)	(5,029)
Purchase of intangible asset	—	(100)	—	(100)
Purchase price adjustment related to business acquisition	—	—	—	1,041
Bridge Loan receivable	—	(12,310)	—	(12,310)
Net cash used in investing activities	(2,713)	(14,919)	(5,785)	(16,398)
Cash flows from financing activities:
Repayment of debt	(24,000)	(3,125)	(49,000)	(18,125)
Payment of deferred and contingent consideration	—	—	—	(4,942)
Proceeds from issuance of shares through employee equity incentive plans	1	949	3,441	3,300
Payment of taxes related to net share settlement of equity awards	(590)	(17)	(980)	(415)
Dividend paid to noncontrolling interest	(190)	—	(494)	(1,960)
Net cash used in financing activities	(24,779)	(2,193)	(47,033)	(22,142)
Effect of exchange rate changes on cash	2,219	(22)	1,693	(658)
Net increase (decrease) in cash and restricted cash	4,920	(35,596)	(2,182)	(83,977)
Cash and restricted cash at the beginning of the period	102,529	130,183	109,631	178,564
Cash and restricted cash at the end of the period	$107,449	$94,587	$107,449	$94,587

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Operating Income (Loss) Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Operating Loss - GAAP	$(16,923)	$(24,714)	$(19,186)	$(34,933)
Amortization	9,853	9,501	19,635	19,016
Stock-based compensation	9,335	8,010	18,657	15,701
One-time costs related to legal and other matters	1,993	1,056	1,993	7,470
Acquisition and related integration costs	1,515	1,677	3,700	2,379
Restructuring and other charges	772	440	1,867	1,566
Acquisition accounting impact related to recognizing acquired inventory at fair value	98	209	613	378
Adjusted Operating Income (Loss) - Non-GAAP	$6,643	$(3,821)	$27,279	$11,577

As a % of net revenue - GAAP	-5.3%	-9.5%	-2.8%	-5.8%
As a % of net revenue - Non-GAAP	2.1%	-1.5%	4.0%	1.9%

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share Reconciliations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss attributable to common stockholders of Corsair Gaming, Inc. (1)	$(17,001)	$(29,579)	$(27,068)	$(42,119)
Less: Change in redemption value of redeemable noncontrolling interest	3,861	(5,385)	4,253	(6,360)
Net loss attributable to Corsair Gaming, Inc.	(20,862)	(24,194)	(31,321)	(35,759)
Add: Net income attributable to noncontrolling interest	556	687	698	1,223
Net Loss - GAAP	(20,306)	(23,507)	(30,623)	(34,536)
Adjustments:
Amortization	9,853	9,501	19,635	19,016
Stock-based compensation	9,335	8,010	18,657	15,701
One-time costs related to legal and other matters	1,993	1,056	1,993	7,470
Acquisition and related integration costs	1,515	1,677	3,700	2,379
Restructuring and other charges	772	440	1,867	1,566
Acquisition accounting impact related to recognizing acquired inventory at fair value	98	209	613	378
Reversal of bargain purchase gain on business acquisition	—	—	2,581	—
Non-GAAP income tax adjustment	(1,966)	(4,214)	(4,810)	(9,286)
Adjusted Net Income (Loss) - Non-GAAP	$1,294	$(6,828)	$13,613	$2,688

Diluted net income (loss) per share:
GAAP	$(0.16)	$(0.28)	$(0.26)	$(0.41)
Adjusted, Non-GAAP	$0.01	$(0.07)	$0.13	$0.03

Weighted-average common shares outstanding - Diluted:
GAAP	105,864	103,956	105,554	103,760
Adjusted, Non-GAAP	107,304	103,956	107,337	106,537

(1) Numerator for calculating net income (loss) per share-GAAP

Corsair Gaming, Inc.

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA Reconciliations

(Unaudited, in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Loss - GAAP	$(20,306)	$(23,507)	$(30,623)	$(34,536)
Amortization	9,853	9,501	19,635	19,016
Stock-based compensation	9,335	8,010	18,657	15,701
One-time costs related to legal and other matters	1,993	1,056	1,993	7,470
Depreciation	3,351	3,093	6,724	6,180
Interest expense, net of interest income	1,896	2,278	3,942	4,404
Acquisition and related integration costs	1,515	1,677	3,700	2,379
Restructuring and other charges	772	440	1,867	1,566
Acquisition accounting impact related to recognizing acquired inventory at fair value	98	209	613	378
Reversal of bargain purchase gain on business acquisition	—	—	2,581	—
Income tax (benefit) expense	(369)	(4,001)	1,692	(5,778)
Adjusted EBITDA - Non-GAAP	$8,138	$(1,244)	$30,781	$16,780

Adjusted EBITDA margin - Non-GAAP	2.5%	-0.5%	4.5%	2.8%